                                                                    EXHIBIT 21.1


                                        List of Subsidiaries
                                        --------------------

Name                                        Jurisdiction               Ownership
----                                        ------------               ---------
Key Plastics International L.L.C.           Michigan          Key Plastics L.L.C.                100%

Key Plastics Automotive L.L.C.              Michigan          Key Plastics L.L.C.                100%

Key Plastics Mexico A L.L.C.                Michigan          Key Plastics L.L.C.                100%

Key Plastics Mexico B L.L.C.                Michigan          Key Plastics L.L.C.                100%

Key Acco L.L.C.                             Michigan          Key Plastics L.L.C.                100%

Key Plastics de Mexico 1, S. de             Mexico            Key Plastics Mexico A               50%
   R.L. de C.V.                                               Key Plastics Mexico B               50%

Key Plastics Company, Canada                Canada            Key Acco L.L.C.                    100%

Foggini-Key Europe S.a.r.l.                 Luxembourg        Key International L.L.C.            50%
                                                              Key Automotive L.L.C.               50%

Key Plastics U.K.                           UK                Foggini-Key Europe S.a.r.l.        100%

Key Plastics France S.A.S.                  France            Foggini-Key Europe S.a.r.l.        100%

Key Plastics International S.N.C.           France            Key Plastics France S.A.S.         99%
                                                              Key Plastics U.K.                    1%

Foggini Groupe S.A.                         France            Foggini-Key Europe S.a.r.l.         75%
                                                              Key Plastics France S.A.S.          25%

Foggini France S.A.                         France            Foggini Groupe S.A.                100%

Foggini S.A.                                Switzerland       Foggini-Key Europe S.a.r.l.        100%

Coril S.A.                                  Switzerland       Foggini S.A. Company                50%
                                                              Foggini Groupe S.A.                 50%

Foggini et Co. S.r.l. Company               Italy             Foggini Groupe S.A.               32.5%
                                                              Foggini-Key Europe S.a.r.l.       60.0%
                                                              Foggini S.A. Company               7.5%

Foggini Progetti S.r.l. Company             Italy             Foggini-Key Europe S.a.r.l.        100%


Radicar S.r.l. Company                      Italy             Foggini et Co. S.r.l. Company       97%
                                                              Foggini-Key Europe S.a.r.l.          3%

Map Sanistar, Acessorios, Lda               Portugal          Foggini-Key Europe S.a.r.l.      99.97%
                                                              Nominal Shareholders              0.03%

Map-Key, Materias de                        Portugal          Map Sanistar, Acessorios         99.99%
  Plasticas S.A.                                              Nominal Shareholders              0.01%

Foggini Deutschland GmbH                    Germany           Foggini Groupe S.A.                100%

Foggini Iberica S.L. Company                Spain             Foggini Groupe S.A.                100%

Foggini Bohemia S.r.o. Company              Czech             Foggini Groupe S.A.                 51%

Elmeg Srl Company                           Italy             Foggini Groupe S.A.                 51%